UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2019

CSI COMPRESSCO LP

(Exact Name of Registrant as Specified in Charter)

Delaware	1-35195	94-3450907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24955 Interstate 45 North, The Woodlands, Texas 77380

(Address of Principal Executive Offices, and Zip Code)

(281) 367-1983

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CCLP	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On November 6, 2019, CSI Compressco LP (the “Partnership”), issued a news release announcing its financial results for the third quarter 2019. The news release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 2.02 and in Exhibit 99.1 to this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2019, the board of directors of CSI Compressco GP Inc. (the “General Partner”), the general partner of the Partnership, appointed Brady M. Murphy as President of the General Partner, effective immediately.  Prior to such appointment, Mr. Murphy was acting as Interim President since May 17, 2019, as was previously disclosed in the Partnership’s Current Report on Form 8-K filed on May 20, 2019.  Mr. Murphy will continue to serve as a member of and as chairman of the board of directors of the General Partner.

As an employee of TETRA Technologies, Inc. (“TETRA”), Mr. Murphy will not receive any compensation for serving as the President of the General Partner. There are no arrangements or understandings between Mr. Murphy and any other person pursuant to which he was selected to assume the duties and responsibilities of the General Partner’s principal executive officer.  Mr. Murphy has no family relationship with any director or executive officer of the General Partner, Partnership or any person nominated or chosen by the General Partner to become a director or executive officer.

Mr. Murphy, 60, has served as Interim President of the General Partner since May 17, 2019, as the Chairman of the Board of the General Partner since May 3, 2019 and as a director of the General Partner since February 21, 2018.  Mr. Murphy also has served as TETRA’s Chief Executive Officer since May 3, 2019, President from February 12, 2018 and he previously served as TETRA’s Chief Operating Officer from February 12, 2018 to May 3, 2019.  Mr. Murphy has served as a director of TETRA since December 19, 2018.  Prior to joining TETRA, Mr. Murphy served as chief executive officer of Paradigm Group B.V., a private company focused on strategic technologies for the upstream energy industry, from January 2017 until February 2018.  Mr. Murphy previously served at Halliburton for 34 years and held numerous international and North America positions, including senior vice president – global business development and marketing from 2012 to December 2015, senior vice president – business development Eastern Hemisphere, and senior vice president – Europe/Sub-Saharan Africa region.  Mr. Murphy received his B.S. degree in Chemical Engineering from Pennsylvania State University and is an alumnus of Harvard Business School’s Advanced Management Program.

For relationships among the Partnership, the General Partner, TETRA and its affiliates, please read Item 13 “Certain Relationships and Related Transactions, and Director Independence,” which is incorporated herein by reference to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on March 4, 2019.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	News Release dated November 6, 2019 issued by CSI Compressco LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP

By:	CSI Compressco GP Inc.,
its general partner

By:	/s/Brady M. Murphy
Brady M. Murphy
President

Date: November 6, 2019